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                                                                   EXHIBIT 4.6

                      [FORM OF ASSIGNMENT OF TIME CHARTER]


                                     **A**

                                     **B**

                           ASSIGNMENT OF TIME CHARTER

     **A**, a corporation organized and existing under the laws of [the Republic of Liberia] [the Commonwealth of the Bahamas] (the "Assignor"), in consideration of one dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt of which is hereby acknowledged, has sold, assigned, transferred and set over, and does hereby sell, assign, transfer and set over unto UNITED STATES TRUST COMPANY OF NEW YORK (the "Assignee"), a New York corporation, as Trustee pursuant to, and for the benefit of the Holders of the Securities (as defined in the Indenture hereinafter defined) issued under, that certain Indenture dated as of the date hereof among Teekay Shipping Corporation (the "Company"), certain subsidiaries of the Company and the Trustee (the "Indenture"; terms used herein and not otherwise defined herein being used herein as defined in the Indenture), its successors and assigns, to its and its successors' and assigns' own proper use and benefit as security for all of the obligations of the Assignor under its Guarantee dated the date hereof (the "Guarantee"), the payment of the principal of (and premium, if any) and interest on the Securities, the payment of all other sums of money payable by the Company under the Indenture, the payment of all other sums of money payable by the Shipowner under this Assignment and the other Guarantor Security Documents to which it is a party, and the payment of all sums payable by the other Guarantors under their respective Subsidiary Guarantees and Guarantor Security Documents (collectively, the "Obligations"), and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, and of the Company and the Guarantors in the Indenture and the Security Documents, all the right, title and interest of the
Assignor in and to: (i) that certain Time Charter Party dated           ,
between the Assignor and Palm Shipping Inc. (the "Charterer"), a Liberian company, as charterer, with respect to the Assignor's [Liberian] [Bahamian] flag vessel **B** (said vessel or any vessel hereafter
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substituted therefor under said Time Charter Party being herein called the
"Vessel"), as said Time Charter Party may heretofore or hereafter be amended from time to time or extended or renewed (said Time Charter Party as heretofore or hereafter amended or extended or renewed being hereinafter called the "Charter"), including, without limitation, within such assignment the right to receive all moneys due and to become due under the Charter and all rights arising out of the owner's lien on cargoes and subfreights thereunder, all claims for damages arising out of the breach thereof and the right of the Assignor to terminate the Charter, to perform thereunder and to compel performance of the terms thereof; and (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages and all insurance and other proceeds in respect of, the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, the Vessel. The liability of the Assignor under this Assignment shall be limited by the provisions of Section 2 of the Guarantee.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) the Assignor shall remain liable under the Charter to perform all the obligations assumed by it thereunder, (ii) the obligations of the Assignor under the Charter may be performed by the Assignee or its nominee or other assignee from the Assignee without releasing the Assignor therefrom and
(iii) the Assignee shall have no obligation or liability under the Charter by reason of, or arising out of, this Assignment and shall not be obligated to perform any of the obligations of the Assignor under the Charter, or to make any payment or to make any inquiry of the sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce any payment assigned hereunder.

     The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due under, or arising out of, the Charter or otherwise assigned hereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith all as and to the extent permitted in the Indenture.

     Notwithstanding anything to the contrary, so long as no Event of Default shall have occurred and be continuing, the Assignor shall be entitled to receive and retain any and all moneys otherwise assigned hereunder. If an Event of Default

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shall have occurred and be continuing and the Assignee shall have given the
Assignor written notice thereof, the Assignor shall specifically authorize and direct the Charterer or other obligor to make payment of all of the moneys hereby assigned directly to the Cash Collateral Account in accordance with the Cash Collateral Account Agreement, and shall deliver to the Assignee the written acknowledgment of the Charterer or obligor of such instructions.

     The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request or as shall be necessary for the Assignee to obtain the full benefits of this Assignment and of the rights and powers herein granted, including, without limitation, the execution and delivery of such Uniform Commercial Code financing and continuation statements and the filing thereof in such jurisdictions as shall be appropriate. To the extent permitted by applicable law, the Assignor hereby authorizes the Assignee to execute and file any such financing or continuation statements without necessity of the signature of the Assignor.

     The Assignor does hereby represent and warrant that the Charter is in full force and effect and is enforceable in accordance with the terms thereof, that the Charterer has no claims against the Assignor thereunder and the Assignor is not in default thereunder. The Assignor does hereby further represent and warrant that there is not now in effect any assignment or pledge of, and hereby covenants that Assignor will not assign, pledge, or suffer to exist any lien, charge, security interest, or encumbrance, or any other type of preferential arrangement, upon or with respect to, so long as this instrument of Assignment shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than the Assignee, its successors or assigns. The Assignor represents and warrants that it does not maintain an office or place of business in the United States of America or in Canada and covenants that it will give the Assignee immediate notice if at any time it establishes such an office or place of business.

     Upon (a) payment in full of all of the Obligations and the performance and observance of all agreements, covenants and provisions contained in its Guaranty and First Preferred Ship Mortgage and of the Company and the Assignor in the Indenture, and when neither the Assignor nor the Company is under any further actual or contingent liability in respect of any thereof, (b) the occurrence of the Termination and Release or (c) the substitution of a Qualified Substitute Vessel for the Vessel under the Indenture, the Assignee will at the request and cost of

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the Assignor reassign the Charter and its interest in all other rights assigned to the Assignee hereunder to the Assignor or as the Assignor shall direct, without any representation, warranty or recourse by or to the Assignee.

     This Assignment and the Agreement and Consent to Assignment annexed hereto may be executed by the Assignor and the Charterer under the Charter on separate counterparts without in any way adversely affecting the validity of said Agreement and Consent to Assignment. The Assignor agrees that it will forthwith procure that the Charterer delivers to the Assignee such Agreement and Consent to Assignment duly executed by the Charterer.

     This Assignment shall be governed by and construed in accordance with the laws of the State of New York. The Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. The Assignor hereby irrevocably appoints Haight, Gardner, Poor & Havens (the "Process Agent"), with an office on the date hereof at 195 Broadway, New York, New York 10007, United States, as its agent to receive on behalf of the Assignor and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding and in any suit, action or proceeding arising out of or relating to any other Security Document to which the Assignor is a party. Such service may be made by mailing or delivering a copy of such process to the Assignor in care of the Process Agent at the Process Agent's above address, and the Assignor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Assignor also irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Assignor at its address specified in the Indenture. The Assignor agrees that a final judgment in any such action, suit or proceeding shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

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     IN WITNESS WHEREOF, the Assignor has caused this instrument of Assignment
to be duly executed as of the      day of           ,      .

                                          **A**


                                          By
                                             ----------------------------------
                                             Name:
                                             Title:

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                           ASSIGNMENT OF TIME CHARTER


                      AGREEMENT AND CONSENT TO ASSIGNMENT

                             TO: PALM SHIPPING INC.

                                     **B**

     We refer to the time charter party dated                               , as
amended, made between us, **A*, and you, Palm Shipping Inc., by which we agreed to let and you agreed to take on time charter for the period and on the terms and conditions set out in the Charter of the **B** of about **D** net tons and **E** gross tons registered in our name under the [Liberian][Bahamian] flag.

     We hereby give you notice of the following, and you by your execution and delivery of this Agreement and Consent to Assignment hereby agree to the following:

     1. By an assignment (the "Assignment", the defined terms therein being used herein as therein defined) dated the date hereof (a copy of which is attached hereto) made between us and the Trustee referred to therein, we have sold, assigned, transferred and set over unto the Trustee all our right, title and interest in and to the Charter (as such term is defined in the attached Assignment) and in and to certain moneys and claims for moneys due and to become due to us (all as more fully described in the Assignment).

     2. You are hereby irrevocably authorized and instructed to pay, and agree that you will make payment of, all such moneys payable by you under the Charter to such place as the Trustee may from time to time direct.

     3. We shall remain liable to perform all our obligations under the Charter and the Trustee shall not be under any obligation under the Charter, but should the Trustee exercise its right to perform, or cause performance by its designee of, our obligations under the Charter, you agree, without thereby releasing us from our obligations under the Charter, to accept such performance.

     4. By your acknowledgement below, you agree that your obligation to make payment of all moneys payable by you under the Charter to the Trustee pursuant to paragraph 2 above is absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right against us, the Company, the Trustee or any Holder (as defined in the Indenture referred to in the Assignment) or anyone else for any reason whatsoever (whether in connection with the Vessel or otherwise), including, without
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        limitation, any defect in the title, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, or any lien, security interest or other charge or encumbrance upon, the Vessel or any part thereof or any interruption or cessation in the use or possession thereof by us or you or any subcharterer thereof for any reason, (ii) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Company, us, the Trustee or any Holder or anyone else, (iii) any liability, obligation, claim, damage, penalty, cost or expense (including, without limitation, fees and expenses of attorneys, consultants, engineers and appraisers and any claim arising under any law, rule, regulation, charter, lease, permit, license or other requirement relating to pollution or to the protection of health or the environment) which may be imposed upon or incurred by or asserted against you or us or the Company, the Trustee, any Holder or anyone else for any reason or (iv) any other circumstance, happening or event whatsoever, whether foreseen or unforeseen and whether or not similar to any of the foregoing. If for any reason whatsoever, the Charter shall be terminated as to any vessel subject thereto by operation of law or otherwise, you nonetheless agree to pay to the Trustee all amounts payable under such Charter at the time such payments would have become due and payable in accordance with the terms of the Charter had such Charter not been so terminated. You hereby waive, to the extent permitted by applicable law, any and all rights which you may now have or which at any time hereafter may be conferred upon you, by statute or otherwise, to terminate, cancel, quit or surrender any Charter unless
        (a) the Securities shall have been paid in full and all sums payable to the Trustee under the Indenture shall have been paid in full or (b) the Termination and Release shall have occurred.

     5. You agree that the Trustee shall be entitled to exercise any and all rights and remedies of the Assignor under the Charter in accordance with the terms of the Assignment and the Indenture, and you shall comply in all respects with such exercise. You agree that the Charter, including, without limitation, all of your liens thereunder, shall be subordinated in all respects to the lien of the First Preferred Ship Mortgage in favor of the Trustee on the Vessel, and, at the option of the Trustee, foreclosure under such First Preferred Ship Mortgage shall terminate such Charter and such liens and divest you and your subcharterers of all right, title and interest in and to the Vessel. You agree that each subcharter of the Vessel shall be subordinate in all respects to the lien of such First Preferred Ship Mortgage.

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     6. You and we are each subsidiaries of the Company. Each present and future Guarantor (as defined in the Indenture) will assign its rights under a Charter (as defined in the Indenture and including but not limited to the Charter referred to in the Assignment) to the Trustee as security for, among other obligations, the Company's obligations under the Indenture and the Securities (as defined in the Indenture).

     7. Your obligations to pay hire under the Charter referred to in the Assignment include, without limitation, the obligation to pay hire thereunder so that each installment of hire thereunder shall be, under any circumstances and in any event, in an amount and paid on such date as shall be sufficient, when combined with all payments made on or before such date by you to the Trustee under all of the Charters (as defined in the Indenture) assigned to the Trustee, so that the Trustee shall have been paid in full as of its due date each payment of principal of and interest (and premium, if any) on the Securities (as defined in the Indenture) required to be paid by the Company pursuant to the Indenture on such due date.

     8. You hereby agree that, so long as any Securities (as defined in the Indenture) shall be outstanding and the Termination and Release shall not have occurred:

        (a) If an Event of Default (as defined in the Indenture) has occurred and is continuing and the Trustee has given you written notice thereof and requested that you issue instructions to the charterers and other obligors directly (and without derogation of any other rights of the Trustee), you shall specifically authorize and direct each charterer or other obligor to make payment of all the freights, hire and other moneys assigned pursuant to the Assignment of Freights and Hires (as defined in the Indenture) directly to our Cash Collateral Account (as defined in the Indenture) in accordance with our Cash Collateral Account Agreement (as defined in the Indenture), and shall obtain and deliver to the Trustee the written acknowledgment of each such charterer or other obligor of such instructions.

        (b) Upon the request of the Trustee from time to time, you shall provide to the Trustee such information as the Trustee may reasonably request regarding the Vessel and its use, including but not limited to the terms of each subcharter thereof, the subcharter party, the routes

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            plied and to be plied by such Vessel and its scheduled arrival and departure from each port on such route.

        (c) You covenant and agree with the Trustee that you will (i) duly perform and observe all of the terms and provisions of any charter or contract of affreightment on your part to be performed or observed; and (ii) clearly record on your books and records notations of the Assignment and the Assignment of Freights and Hires (as defined in the Indenture).

        (d) At any time and from time to time, upon the written request of the Trustee, you shall promptly and duly execute and deliver any and all such further instruments and documents as the Trustee may reasonably request in order to obtain the full benefits of the Assignment and of the rights and powers herein granted.

        (e) Whenever requested by the Trustee, you shall deliver letters to each of your agents and representatives into whose hands or control may come any earnings, moneys and property assigned by the Assignment or assigned pursuant to the Assignment of Freights and Hires, informing each such addressee of such assignments and, if any Event of Default has occurred, instructing such addressee to remit or deliver promptly to the Trustee all earnings, moneys and p property hereby assigned which may come into the addressee's hands or control and to continue to make such remittances or delivery until such time as the addressee may receive written notice or instructions to the contrary direct from the Trustee. Each such addressee shall acknowledge directly to the Trustee receipt of your letter of notification and instructions.

     9. Your acknowledgement and consent hereunder, and your agreements herein contained, are for the benefit of the Trustee and the Holders and shall be enforceable by the Trustee for its benefit and the benefit of the Holders.

     10. This Agreement and Consent to Assignment shall terminate, and be of no further force and effect, upon (i) the payment in full of all of the Obligations and the performance and observance of all agreements, covenants and provisions contained in the Guarantee and the First Preferred Ship Mortgage and of the Company and us in the ndenture, and the absence of any further actual or contingent liability in respect of any thereof, (ii) the occurrence of the Termination and Release or (iii) the substitution of a

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        Qualified Substitute Vessel for the Vessel under the Indenture.

     The authorizations and instructions by us in this Agreement and Consent to Assignment cannot be revoked or varied by us without the Trustee's prior written consent.


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For and on behalf of

**A**



By:-------------------------------
   Name:
   Title:
   Dated:


To: **A**

In consideration of the extension of the term of the Time Charter, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and consent to, and agree to be bound by, the Assignment.

For and on behalf of

PALM SHIPPING INC.



By:----------------------------------
   Name:
   Title:
   Dated:

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